Exhibit 99.1

Pfizer to Acquire Vicuron Pharmaceuticals to Extend its Research Commitment in Anti-Infectives

Vicuron Products Anidulafungin and Dalbavancin Under Review by U.S. Food and Drug Administration

NEW YORK and KING OF PRUSSIA, Pa., June 16 — Pfizer Inc. (NYSE: PFE) and Vicuron Pharmaceuticals, Inc. (Nasdaq: MICU, Nuovo Mercato) today announced that they have entered into a definitive merger agreement whereby Pfizer will acquire Vicuron, a biopharmaceutical company focused on the development of novel anti-infectives for both hospital-based and community-acquired infections.

Under the merger agreement, Pfizer will acquire all outstanding shares of Vicuron common stock at a price of $29.10 per share in cash, for an aggregate equity purchase price of approximately $1.9 billion. This price represents a 74 percent premium over Vicuron’s 90 day average closing share price and a 21 percent premium over Vicuron’s highest historical closing price of $24.10 on January 16, 2004.

Vicuron has two products currently under New Drug Application (NDA) review at the U.S. Food and Drug Administration (FDA): anidulafungin for fungal infections and dalbavancin for Gram-positive infections. Recently, Vicuron announced positive Phase III results on anidulafungin, demonstrating superiority versus fluconazole in invasive candidiasis/candidemia. Anidulafungin’s potential product profile will include broad spectrum activity against aspergillus and most candidal fungal infections. It is anticipated the product will be indicated for once-daily dosing for up to a month.

Dalbavancin has shown positive results in Phase III studies in complicated skin and soft tissue infections and in a Phase II study in catheter-related bloodstream infections. The product has once-weekly dosing. Vicuron recently announced it has received a three-month extension to the priority review for the dalbavancin NDA. The FDA review is expected to be completed on or before September 21, 2005.

“By acquiring Vicuron, we can help bring two very important new medicines to patients around the world,” said Hank McKinnell, chairman and chief executive officer of Pfizer.

“This transaction builds on Pfizer’s extensive experience in anti-infectives and demonstrates our commitment to strengthen and broaden our pharmaceutical business through strategic product acquisitions,” added McKinnell.

Pfizer already has an existing collaboration with Vicuron that has made significant advances in the discovery of potential next-generation oxazolidinones, the first new class of antibiotics in more than 30 years. These orally-active antibiotics are targeting to have improved potency and a broader spectrum of activity than existing classes of compounds. Several Vicuron compounds are currently being evaluated at Pfizer as potential clinical development candidates.

“We believe this transaction is in the best interests of our shareholders and will enable Vicuron’s two near-term products to utilize Pfizer’s capabilities in order to fully achieve their potential,” said George F. Horner III, President and Chief Executive Officer of Vicuron. “We are pleased to have a world leader in anti-infective medicines, with a long history of success in the area, introduce these product candidates into the market.”

Pfizer has a rich history in anti-infective therapy and the addition of these two new products to the Pfizer portfolio underscores Pfizer’s ongoing commitment to continuously deliver lifesaving products to the marketplace that can treat patients with serious infections. The addition of these products will enable Pfizer to broaden its portfolio of anti-infective products.

Pfizer revolutionized antifungal treatments in 1992 with the launch of Diflucan followed by the launch of Vfend, another important antifungal, in 2002. Pfizer believes anidulafungin will represent yet another significant advance in the treatment of serious fungal infections. This product candidate will be highly complementary to Vfend and will offer the health care provider with a range of products to more effectively treat patients faced with fungal infection.

Pfizer also has a long history of bringing important antibiotics to patients and health care providers. This is a critical time to meet the needs emerging from the increasing resistance to currently available agents. Pfizer currently sells Zithromax, the largest selling antibiotic in the world and Zyvox, a oxazolidinone targeted at more serious Gram-positive infections. Dalbavancin, a next generation glycopeptide, offers an important new option for patients. These serious infections represent an increasing burden in terms of morbidity, mortality, and economic costs. The use of the correct targeted antibiotic to treat the infection is becoming increasingly important in the fight against resistance.

Completion of this transaction is subject to regulatory approval, Vicuron shareholder’s approval and other customary closing conditions. The acquisition is expected to close during the third quarter of the year.

Lazard and Cadwalader, Wickersham & Taft LLP advised Pfizer in the transaction. Morgan Stanley and O’Melveny & Myers LLP advised Vicuron. Vicuron is listed on the Nasdaq National Market and the Nuovo Mercato under the symbol “MICU”.

Safe Harbor

PFIZER DISCLOSURE NOTICE: The information contained in this document and the attachment is as of June 15, 2005. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about the Company’s financial results and estimates, business prospects, and products in research that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the success of research and development activities; decisions by regulatory authorities regarding whether and when to approve our drug applications as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products; the speed with which regulatory authorizations, pricing approvals, and product launches may be achieved; competitive developments affecting our current growth products; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; the ability to meet generic and branded competition after the loss of patent protection for our products; trends toward managed care and healthcare cost containment; possible U.S. legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare, the importation of prescription drugs that are marketed outside the U.S. and sold at prices that are regulated by governments of various foreign countries, and the involuntary approval of prescription medicines for over-the-counter use; the potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; legislation or regulations in markets outside the U.S. affecting product pricing, reimbursement, or access; claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; our ability to obtain final FDA approval of dalbavancin and anidulafungin on a timely basis; our ability to obtain on a timely basis all regulatory approvals necessary to acquire Vicuron; our ability to integrate and to obtain the anticipated results and synergies from our acquisition of Vicuron. A further list and description of these risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in its periodic reports on Forms 10-Q and 8-K.

VICURON DISCLOSURE NOTICE: This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward- looking statements. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

Participants in Solicitation

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Vicuron by PFIZER. In connection with the proposed acquisition, PFIZER and Vicuron intend to file relevant materials with the SEC, including Vicuron’s proxy statement on Schedule 14A. STOCKHOLDERS OF VICURON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VICURON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Vicuron stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Vicuron. Such documents are not currently available.

Additional Information and Where to Find it

Vicuron will file a proxy statement and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission (“SEC”). Vicuron’s stockholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about Vicuron, the proposed transaction and related matters. A definitive proxy statement will be sent to security holders of Vicuron seeking their approval of the transaction. Stockholders may obtain a free copy of the definitive proxy statement, when available, and other documents filed by Vicuron and Pfizer with the SEC at the SEC’s web site at www.sec.gov.

Vicuron and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Vicuron stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options to purchase or shares of Vicuron stock. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Vicuron’s 2005 annual meeting of stockholders filed with the SEC on April 18, 2005. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.